                                                             EXHIBIT NO. 99.8(f)

                           THE MFS CRIMSON BOARD FUNDS

                            Trustee Fee Deferral Plan

         1. Purpose of Plan and Effective Date. This Fee Deferral Plan (the "Plan") has been established by each of the MFS Crimson Board Funds identified on Exhibit A attached hereto (each, a "Fund" and collectively, the "Funds"), acting severally and not jointly, to provide its trustees (each, a "Trustee") an opportunity to defer receipt of the remuneration ("Fees") to which they are entitled from the Funds on account of their services for the Funds, including without limitation both retainers and meeting fees. This Plan shall take effect as to Fees payable on or after the date of its adoption by the Trustees of the Funds. The Plan was adopted by the Trustees on February 10, 1999.

         2. Administration. The Plan shall be administered by the Trustees of the Funds or by such person or persons as the Trustees may designate to carry out administrative functions hereunder (the "Administrator"). The Administrator shall have complete discretion to interpret and administer the Plan in accordance with its terms, and its determinations shall be final and binding on all persons. Subject to the provisions of the Plan, the Administrator may adopt, amend or repeal rules and procedures relating to the administration of the Plan and the conduct of and rights and powers of the Trustees under the Plan. The Administrator or persons designated by it will cause such records to be kept as may be necessary for the administration of the Plan. The Administrator may limit the operation of the Plan to those Funds as the Administrator may in its sole discretion determine from time to time, and Exhibit A shall be amended from time to time to reflect the Funds that are participating in the Plan.

         3. Election of Deferral. Prior to January 1 of each year (or, with respect to that portion of calendar year 1999 which follows the effective date of the Plan, within 30 days of the effective date), each Trustee who expects to earn Fees from the Funds for services as a trustee of the Funds for such year may elect in writing, by instrument of election substantially in the form attached hereto as Exhibit B, to defer receipt of all or a portion (specified as a whole percentage) of the Fees that would otherwise be payable to the Trustee for services in such year. Each such annual election shall be irrevocable once made for that year. In the case of an election for calendar year 1999, the deferral election described in this paragraph shall apply only to Fees payable after the date of the election. In the event that the Funds elect a new Trustee after the adoption of this Plan, such Trustee may elect to defer receipt of all or a portion of the Fees that would otherwise be payable to the Trustee after the effective date of his or her initial election under the Plan and for the remainder of the calendar year in which he or she is elected a trustee of the Funds, provided that the Trustee's election under the Plan shall not be effective unless made within 30 days of the Trustee's election as a trustee.

         4. Accounts. The Administrator shall maintain a single book entry account (an "Account") with respect to all deferral elections made by a Trustee for each Fund and shall credit to that Account an amount equal to all Fees deferred by the Trustee under such elections, adjusted for notional investment experience as hereinafter described. Deferred Fees shall be credited to an Account as of the date they would have been paid absent deferral.

         5. Notional Investment Experience: General. Amounts credited to each Trustee's Accounts shall be periodically adjusted for notional investment experience. In each case such notional investment experience shall be determined by treating each Account as though an equivalent dollar amount had been invested and reinvested in one or more open-end MFS Funds. In connection with each Trustee's initial deferral election under the Plan, the Trustee shall designate in writing, by executing an instrument of election substantially in the form attached hereto as Exhibit B, (a) the Funds to be used as a basis for determining notional investment experience, and (b) the portion (stated as a whole percentage) of all Fees to be credited to the Trustee's Accounts after the date of the election to be nationally invested in each such Fund. The Trustee's initial notional investment elections shall remain in effect with respect to all of the Trustee's deferrals under this Plan until changed by the Trustee in accordance with paragraph 6 below or as otherwise provided under the Plan.

         The Administrator may from time to time in its sole discretion (i) limit the Funds available for purposes of such notional investment elections and
(ii) specify a minimum percentage of a Trustee's Accounts that may be allocated to any Fund selected by the Trustee as a basis for determining notional investment experience.

If at any time any Fund that has previously been designated by a Trustee as a notional investment shall cease to exist or shall be determined by the Administrator to be unavailable for any reason, the Administrator may, in its discretion and upon notice to the Trustee, treat any amounts nationally invested in such Fund as having been invested in the MFS Money Market Fund (or if such Fund ceases to exist or is determined by the Administrator to be unavailable for any reason, such other money market or short-term high quality fixed-income MFS Fund as the Administrator may from time to time designate), in all cases only until such time as the Trustee shall have made another notional investment election in accordance with the foregoing procedures. Accounts shall continue to be adjusted for notional investment experience until distributed in full in accordance with the distribution method elected by the Trustee pursuant to paragraph 7 hereof.

         6. Notional Investment Experience: Change of Election. A Trustee may elect to change his or her notional investment elections described in paragraph 5 for any or all of the Trustee's Accounts at any time; provided, that the Administrator may, in its sole discretion, impose a limit on the number of times per calendar year each Trustee may change such election. Such change may be effected by means prescribed by the Administrator or persons designated by it to provide administrative services on behalf of the Plan from time to time.

         7. Normal Distribution: Commencement. The amounts credited to a Trustee's Accounts, as adjusted for notional investment experience, shall be distributed to the Trustee in cash in accordance with a written distribution election made by the Trustee substantially in the form attached hereto as Exhibit B (Section III). Such distribution election shall specify (i) whether such Accounts are to be distributed in a lump sum or in annual installments,
(ii) the number of any such annual installments (not to exceed 10) and (iii) the calendar year (the "Payment Year") in which such payment or payments are to be made or to commence. The Payment Year shall not be earlier than the year next following the calendar year in which the Trustee ceases to be a trustee of the Fund and not later than the year next following the calendar year of the Trustee's normal retirement as a trustee of the Fund in accordance with the Fund's retirement policy for trustees ("Normal Retirement Year"). Payment of the lump sum distribution, or, if annual installments have been selected, payment of the first annual installment, shall be made on or as soon as practicable after the first day of the Payment Year. Notwithstanding the foregoing,

                  (i) the Trustee's entire deferral under the Plan shall be distributed in the event of such Trustee's death prior to complete distribution of his or her Accounts, in accordance with paragraph 10 below; or

                  (ii) the Trustee's deferral under the Plan relating to any particular Fund shall be distributed in a lump sum upon the dissolution, liquidation or winding up of such Fund, whether voluntary or involuntary; or the voluntary sale, conveyance or transfer of all or substantially all of such Fund's assets (unless, as part of any such sale, conveyance or transfer, the obligations of such Fund hereunder shall have been assumed by another MFS Fund); or the merger of such Fund into another trust or corporation or its consolidation with one or more other trusts or corporations (unless, prior to the effective date of the merger or consolidation, such Fund's Trustees determine that deferrals under the Plan shall survive the merger or consolidation).

         8. Normal Distribution: Form. Distributions shall be made either in a lump sum or in annual installments over a period not to exceed 10 years, as specified by the Trustee in his or her distribution election; provided, that distributions in the event of the Trustee's death shall be made in accordance with paragraph 10 below and distributions on account of an event described in paragraph 7(ii) above shall be made in a lump sum only. If distribution of an Account is to be made in installments, the amount of each installment shall be:
(i) in the case of each installment other than the final installment specified by the Trustee, the lesser of (A) the "Scheduled Annual Distribution" (as hereinafter defined) and (B) the entire remaining balance of the Account; and
(ii) in the case of the final installment, the entire remaining balance of the Account. As used herein, the "Scheduled Annual Distribution" shall mean the quotient determined by dividing (a) the balance of the Account as of the end of the calendar year immediately preceding the date of distribution of the Trustee's first installment by (b) the total number of installments specified by the Trustee.

         9. Normal Distribution: Change of Election. A Trustee may change his or her distribution elections (including the election as to the form of distribution and/or Payment Year) for his or her Accounts at any time; provided, that no such change of distribution election shall be effective unless made at least three years prior to the date the Trustee ceases to be a trustee of the Fund. If a Trustee ceases to be a trustee of the Fund within three years after making a change of distribution election, the most recent effective distribution election shall apply.

         10. Distributions at Death. If a Trustee should die prior to complete distribution of his or her Accounts hereunder, the balance of such Accounts shall be paid to the beneficiary or beneficiaries designated by the Trustee in writing substantially in the form attached hereto as Exhibit C to receive such payments, or in the absence of such a designation to the Trustee's estate. Distribution of a deceased Trustee's remaining accounts shall be made in the form of a single lump sum payment.

         11. Hardship Distribution. Upon application by a Trustee under this paragraph and a determination by the Administrator in its sole and absolute discretion that the Trustee has suffered a severe and unanticipated financial hardship, the Administrator shall distribute to the Trustee, in a single lump sum, an amount equal to the lesser of (i) the amount needed by the Trustee to meet the unanticipated hardship (including applicable taxes on such distribution), or (ii) the balance of the Trustee's Accounts. Any hardship distribution under this paragraph shall reduce proportionately each of the Trustee's Accounts. In the event that a Trustee requests and receives a hardship distribution pursuant to this paragraph, the Trustee's participation in the Plan shall automatically terminate with respect to all Fees earned by the Trustee after the date of such hardship distribution through December 31 of the then current calendar year.

         12. Nature of Rights; Nonalienation. A Trustee's rights to deferred payment under the Plan shall be solely those of an unsecured general creditor of the Fund, and nothing herein shall be deemed to give the Trustee any right to particular assets of the Fund or to require the Fund to establish a fund or subtrust for the benefit of the Trustee or otherwise to set aside assets for his or her benefit. Without limiting the foregoing, the Fund reserves the right to make investments intended to mirror the notional investment experience selected by the Trustee under paragraph 5 above, but shall be under no obligation to do so. A Trustee's rights under the Plan may not be transferred, assigned, pledged or otherwise alienated, and any attempt by the Trustee to do so shall be null and void.

         13. Status of Trustee. Nothing in this Plan nor any election hereunder shall be construed as conferring on any Trustee the right to remain, or be renominated as, a trustee of the Fund or to receive Fees at any particular rate.

         14. Amendment and Termination. The Trustees of the Funds may at any time and from time to time amend the Plan, including without limitation any amendment that changes the measure or basis for notional investment returns under the Plan, and may at any time terminate the Plan; provided, that no such amendment shall be effective to the extent it would cause the balance of any Trustee's Account, determined immediately following the amendment, to be less


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
than the balance of such Account immediately prior to the amendment. Upon termination of the Plan, the Trustees may, in their sole discretion and notwithstanding any other provision of the Plan, cause all unpaid Accounts to be distributed immediately in lump sum payments.

         15. Governing Law. The Plan shall be construed in accordance with the laws of The Commonwealth of Massachusetts.




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
                                                                       EXHIBIT A

                           FUNDS PARTICIPATING IN PLAN

MFS Series Trust I, on behalf of MFS Strategic Growth Fund

MFS Series Trust II, on behalf of MFS Emerging Growth Fund

MFS Charter Income Trust

MFS Government Markets Income Trust

MFS Intermediate Income Trust

ENROLLMENT FORM     TRUSTEE FEE DEFERRAL PLAN                     EXHIBIT B

Use this form to elect (i) participation in the Trustee Deferral Plan (the "Plan"), (ii) notional investment options for your deferrals, and (iii) distribution elections for your accounts, in connection with each annual deferral election.

A.   Trustee Information

     Trustee Name ____________________________________________________

     Address _________________________________________________________

     _________________________________________________________________

     _________________________________________________________________

     Date of Birth ___________________________________________________

     Date of Hire ____________________________________________________

     Social Security Number (1)_______________________________________

     Telephone Number ________________________________________________




Check one:          / / Red Board          / / Crimson Board

 .

B.   Participation Information

/ /  I choose to make deferrals in the plan.

/ /  I choose NOT to make deferrals in the plan.


I.   Election of Deferral

I hereby make an irrevocable election to defer payment of such whole percentage portion of the fees payable to me for the remainder of the calendar year by each Fund listed on Exhibit A to the Plan (and, if other Funds are added to Exhibit A during calendar year, such other Funds when so added) as specified below.

               % OF FEES TO BE DEFERRED FROM EACH FUND: ________%

II.  Investment Information - Election of Notional Investment Options

NOTE: Use this Section II in connection with each annual deferral election.

I elect the notional investment options specified below (which may be one or more of the open-end MFS Funds listed below) for the purposes of determining the notional investment experience of all deferred fees to be credited to my deferred fee account after the date of this election and prior to my next election ("Amounts"). Each notional investment option shall be stated as a whole percentage portion of all Amounts, provided that I must allocate at least 10% of such amounts to any particular Fund that I select as a notional investment option.

Investment elections will apply to all contribution types allowed under the plan. Please choose a minimum of 10% in a single fund and be sure that the total allocations equal 100%.

                                                                      Amounts
                                                                    (stated as a
                                                                      whole %)
1.   Massachusetts Investors Trust                                    _____%
     (MIT; 12)
2.   Massachusetts Investors Growth Stock Fund                        _____%
     (MIG13)
3.   MFS Total Return Fund                                            _____%
     (MTR; 15)
4.   MFS Emerging Growth Fund                                         _____%
     (MEG; 7)
5.   MFS Strategic Growth Fund                                        _____%
     (AGF; 90)
6.   MFS Global Equity Fund                                           _____%
     (MWE; 4)
7.   MFS High Income Fund                                             _____%
     (MFH; 18)
8.   MFS Government Securities Fund                                   _____%
     (MGS; 26)
9.   MFS Global Total Return Fund                                     _____%
     (MWT; 24)
10.  MFS Money Market Fund                                            _____%
     (MMM; 10)
                                        TOTAL                           100%




                                                                          (OVER)

III.     Distribution Information

NOTE: Use this Section III in connection with each annual deferral election and in connection with each change of distribution election that occurs during a Plan year.

I hereby elect to receive distributions of all amounts credited to my deferred fee account with each Fund as specified above:

NUMBER OF PAYMENT (CHECK ONE):

     / / Single Lump Sum Payment     / / Annual Installments (not to exceed 10)
                                         Number of Installments ____________

DISTRIBUTION COMMENCEMENT:

A Trustee's lump sum payment shall be made or annual installments shall commence on or as soon as practicable after the first day of the calendar year (the "Payment Year") specified below.

1. Normal Retirement. In the event that Trustee retires as a Trustee of the Fund in accordance with the Fund's normal retirement policy for trustees, the Trustee's Payment Year shall be the calendar year next following the year (the "Normal Retirement Year") in which such normal retirement occurs.

2. Early Retirement. In the event that Trustee retires or otherwise ceases to be a trustee of the Fund prior to the Normal Retirement Year, the Trustee hereby elects the following Payment Year from the options specifies in (i) through (iv) below (check one).

                                                                                     Check one
         (i)      the calendar year next following the Normal Retirement Year;          / /

         (ii)     the calendar year next following the calendar year in which           / /
                  the Trustee ceases to be a trustee of the Fund;

         (iii)    (a) the earlier of the calendar year which is ________ years          / /
                  following the calendar year in which the Trustee ceases to be a trustee of the Fund or (b) the Normal Retirement Year; or

         (iv)     a particular year specified by the Trustee that is no later           / /
                  than the Normal Retirement Year as follows: Year ________.
                  (Note: If this option is selected and the Trustee ceases to be a trustee of the Fund after the Year specified, the Trustee's
                  Payment Year shall be as specified in 2(ii) above.)

NOTE: This election will supersede all distribution elections made previously under the Plan. I may change my distribution election at any time, provided that no such change of election shall be effective unless made at least three years prior to the date I cease to be a trustee of the Fund or until such change of election has been received in good order by the Fund.

IV.  Signature

The elections made above in Section I, II and III are pursuant to the terms and conditions of the Trustee Fee Deferral Plan adopted by each Fund listed from time to time on Exhibit A to the Plan. I acknowledge that I have received and read the current prospectus for each fund selected under Section II and the notional investment in MFS Funds proposed herein serves solely as measure of the dollar amount to which I may be entitled under the terms of the Plan, and creates no ownership interest or security interest in my behalf with respect to any assets of the MFS Funds. I authorize MFS Retirement Services, Inc., its affiliates and the fund to act on any instructions believed to be genuine for any service authorized on this form. I agree they will not be held liable for any resulting loss.

(1) Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number, and

2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends or, (c) the IRS has notified me that I am no longer subject to backup withholding.

NOTE: You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting interest or dividends.

Signature of Participant *______________________________________ Date __________

* Signature of Plan Participant on behalf of each Fund listed on Exhibit A to the Plan (as amended from time to time).




                       RETURN TO FUND TREASURY, 15TH FLOOR

                   ATTENTION OF: TRUSTEE DEFERRED COMPENSATION

     IF YOU HAVE ANY QUESTIONS PLEASE CALL A FUND TREASURY REPRESENTATIVE:
                 ALICIA CREEDEN, X7364, JENNIFER ROSHON, X5457.

TRUSTEE FEE DEFERRAL PLAN
EXHIBIT B-1
RE-ENROLLMENT FORM

      Use this form to elect to continue to participate in the Trustee Fee Deferral Plan and to identify your current distribution elections.

Trustee Information

Trustee Name ______________________________________
Address ___________________________________________
___________________________________________________
___________________________________________________

Date of Birth _____________________________________
Date of Hire ______________________________________
Social Security Number (1)_________________________
Telephone Number __________________________________

       Check one:          / / Red Board       / / Crimson Board

A.   Participation Information: check one Box

 / / I choose to make deferrals in the plan.

/ /  I choose NOT to make deferrals in the plan.

     B. Investment Information: the funds indicated below report my current notional investment elections and should be continued until amended by me.


                                           Amounts
                                           (stated
                                           as a
                                           whole %)
1.   Massachusetts Investors Trust         _____%
     (MIT; 12)
2.   Massachusetts Investors Growth        _____%
     Stock Fund
     (MIG13)
3.   MFS Total Return Fund                 _____%
     (MTR; 15)
4.   MFS Emerging Growth Fund              _____%
     (MEG; 7)
5.   MFS Strategic Growth Fund             _____%
     (AGF; 90)
6.   MFS Global Equity Fund                _____%
     (MWE; 4)
7.   MFS High Income Fund                  _____%
     (MFH; 18)
8.   MFS Government Securities Fund        _____%
     (MGS; 26)
9.   MFS Global Return Fund                _____%
     (MWT; 24)
10.  MFS Money Market Fund                 _____%
     MMM; 10)
                          TOTAL             100%



Signature

The election made above in Trustee Information is pursuant to the terms and conditions of the Trustee Deferral Plan adopted by each Fund listed from time to time on Exhibit A to the Plan. I acknowledge that I have received and read the current prospectus for each fund selected on Exhibit A and the notional investment in MFS Funds proposed herein serves solely as measure of the dollar amount to which I may be entitled under the terms of the Plan, and creates no ownership interest or security interest in my behalf with respect to any assets of the MFS Funds. I authorize MFS Retirement Services, Inc., its affiliates and the fund to act on any instructions believed to be genuine for any service authorized on this form. I agree they will not be held liable for any resulting loss.


(1) Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number, and

2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service
(IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends or, (c) the IRS has notified me that I am no longer subject to backup withholding.

NOTE: You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting interest or dividends.

Signature* ____________________________________________ Date __________________

* Signature of Plan Participant on behalf of each Fund listed on Exhibit A to the Plan (as amended from time to time).

DESIGNATION OF BENEFICIARY                                TRUSTEE DEFERRAL PLAN
                                                                 EXHIBIT C


I hereby designated the following named person(s) as my beneficiary(ies) in accordance with the terms and conditions of each Trustee Deferral Plan now or hereafter adopted by any of the MFS Red Board or Crimson Board Funds. Please be sure that the percentages in A, and B, below each add to 100%. If any beneficiary is a trust, please provide the full trust name, date, trust address and trustee(s) names on a separate sheet.

Check one:        / / Red Board          / / Crimson Board

Name __________________________________________________________________________

Address _______________________________________________________________________

Social Security Number ________________________ Date of Birth _____/_____/_____

A.   Primary Beneficiary(ies)

If there is more than one named primary beneficiary and at least one, but not all, predeceases me, then any unpaid deferred compensation shall be divided among the remaining such beneficiary(ies) in proportion to the designation below.

        Beneficiary                    Address                       Relationship    Social         Date of       % Share
        Name                                                                         Security       Birth/        of Proceeds
                                                                                     Number         Date of
                                                                                                    Trust

1.      _______________________        _______________________       __________      __________     _________     _______

2.      _______________________        _______________________       __________      __________     _________     _______

3.      _______________________        _______________________       __________      __________     _________     _______

4.      _______________________        _______________________       __________      __________     _________     _______


B.   Secondary Beneficiary(ies)

If there is more than one named contingent beneficiary and at least one, but not all, predeceases me, then any unpaid deferred compensation shall be divided among the remaining such beneficiary(ies) in proportion to the designation below.

        Beneficiary                    Address                       Relationship    Social         Date of       % Share
        Name                                                                         Security       Birth/        of Proceeds
                                                                                     Number         Date of
                                                                                                    Trust
1.      _______________________        _______________________       __________      __________     _________     _______

2.      _______________________        _______________________       __________      __________     _________     _______

3.      _______________________        _______________________       __________      __________     _________     _______


This beneficiary designation may be changed from time to time by filing a new designation. No designation shall be effective unless filed with the Employer or Trustee (see instruction below). Where more than one Primary Beneficiary has been designated, distributions from the trust account will be made in equal amounts, unless otherwise indicated, among those Primary Beneficiaries who are alive at the time of distribution. If a designated Primary Beneficiary is not alive at the time of distribution, his share will be added to the share of each surviving Primary Beneficiary in the proportion that the share of each surviving Primary Beneficiary bears to the total share of all surviving Primary Beneficiaries. If no Primary Beneficiary is alive at the time of distribution, distribution will be made on the same basis to designated Secondary Beneficiaries.

C.   Signatures

I understand that if I have not previously designated any beneficiary(ies) and choose not to designate any beneficiary(ies) above, my beneficiary will be my estate.

This designation supercedes all prior designations of beneficiaries made by the undersigned for the purposes of the Plan and shall remain in full force and effect until amended or revoked in writing when received in good order by the Funds.

Trustee Name ___________________________________________________________________

Social Security Number __________________________________

Trustee Signature _______________________________________   Date _______________

Witness _________________________________________________   Date _______________











                       RETURN TO FUND TREASURY, 15TH FLOOR
                   ATTENTION OF: TRUSTEE DEFERRED COMPENSATION
     IF YOU HAVE ANY QUESTIONS PLEASE CALL A FUND TREASURY REPRESENTATIVE:
                 ALICIA CREEDEN, X7364, JENNIFER ROSHON, X5457.